UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 10, 2017

Sierra Monitor Corporation

(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	000-7441	95-2481914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1991 Tarob Court, Milpitas, California 95035

(Address of Principal Executive Offices) (Zip Code)

408-262-6611

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The applicable information set forth below in Item 8.01 of this Current Report on Form 8-K, is incorporated herein by reference.

Item 8.01. Other Events

Evaluation of Potential Alternative Strategic Transactions

The Board of Directors (the “Board”) of Sierra Monitor Corporation, a California corporation (the “Company”) is in the process of identifying and evaluating potential alternative strategic transactions in order to enhance value to the Company’s shareholders. In addition to continuing as a standalone entity, the Board is considering a wide range of alternative strategic transactions, including strategic business model alternatives, disposition of one or more corporate assets, business combinations and the sale of the Company.

The Board has not set a definitive timetable for completing its identification and evaluation of potential strategic alternatives. The Board has not made a decision to enter into or consummate any particular transaction, nor has the Company entered into any definitive agreement for any particular transaction. There can be no assurance that the Boards’ evaluation of strategic alternatives will result in the entering into or the consummation of any transaction, or if a transaction is undertaken, as to its terms, structure or timing.

In connection with the Company’s discussions regarding potential alternative strategic transactions, on April 10, 2017, the Company received $1,000,000 in cash from a potential strategic partner. Of the total cash received, $500,000 is an expense reimbursement for some of the out-of-pocket costs the Company has incurred in connection with its consideration of strategic alternatives. The other $500,000 is a fully refundable amount which the Company expects to return to the payer. As noted above, the Company has not entered into any binding agreement with any party relating to any strategic transaction.

The Company does not intend to discuss or disclose developments with respect to this process unless and until the Board has approved a definitive course of action and the Company has entered into a definitive agreement relating to a strategic transaction, or the Company otherwise has deemed that disclosure is required or appropriate.

Departure of Anders B. Axelsson

On April 13, 2017, Anders B. Axelsson notified the Company that he intends to depart from his position as Vice President of Sales and Marketing of the Company effective May 5, 2017. Mr. Axelsson’s departure is not related to any disagreement with the Company regarding any financial or other matters.

The Company and Mr. Axelsson expect to enter into a severance agreement governing Mr. Axelsson’s departure from the Company prior to his departure date. Under such agreement, the Company expects to provide Mr. Axelsson with a severance package consistent with the terms of his employment offer letter with the Company, dated December 18, 2013, and Mr. Axelsson will provide a customary release to the Company.

Forward-Looking Statements

Statements in this Current Report on Form 8-K, including those statements related to the Board’s identification and evaluation of potential alternative strategic transactions, the potential transactions that could arise thereby, the potential severance agreement with Mr. Axelsson and any other statements concerning the Company’s future expectations, beliefs, goals, plans or prospects may constitute forward-looking statements. Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the parties and their management are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. Risks and uncertainties include the timing and results of the Board’s evaluation of potential alternative strategic transactions, the effect of such a transaction on the Company or on shareholder value, and the possibility that such a transaction will not be completed, or if completed, not completed on a timely basis. The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sierra Monitor Corporation

Date: April 13, 2017	By:	/s/ Gordon R. Arnold
Gordon R. Arnold
Executive Chairman and Secretary